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                                                                     EXHIBIT 3


                           SECRETARY'S CERTIFICATE

                           LITTON INDUSTRIES, INC.



I, the undersigned JEANETTE M. THOMAS, as the duly elected, qualified, and incumbent Secretary of LITTON INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware, DO HEREBY CERTIFY that:

        (1) The Board membership of the Corporation was set at eleven (11) on September 22, 1994; and

        (2) The following nominees were nominated for inclusion in the Proxy
Statement:

                          Alton J. Brann
                          Joseph T. Casey
                          Carol B. Hallett
                          Thomas B. Hayward
                          Orion L. Hoch
                          David E. Jeremiah
                          Rudolph E. Lang, Jr.
                          Robert H. Lentz
                          John M. Leonis
                          William P. Sommers
                          C.B. Thornton, Jr.


IN WITNESS WHEREOF, I have here unto subscribed my name and affixed the seal of said corporation at Woodland Hills, California, this 10th day of March, 1995.




(SEAL)                                            /s/ JEANETTE M. THOMAS
                                                  -------------------------
                                                  Jeanette M. Thomas
                                                  Secretary